UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

VINYL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2210 South Ritchey Street, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 210-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective December 22, 2009, the client-auditor relationship between Vinyl Products, Inc. (the "Company") and Traci J. Anderson, CPA ("TJA") was terminated upon the dismissal of TJA as the Company’s independent registered accounting firm.  Effective December 22, 2009, the Company engaged M&K CPAS, PLLC ("M&K") as its principal independent public accountant to audit the Company's financial statements for the year ending December 31, 2009.  The decision to change accountants was recommended and approved by the Company's Board of Directors effective December 22, 2009.

TJA's reports on the financial statements of the Company for the years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007 and in the subsequent interim periods through the date the relationship with TJA concluded, there were no disagreements between TJA and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of TJA would have caused TJA to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2008 and 2007 or in any subsequent interim periods through the date the relationship with TJA ceased.

The Company has authorized TJA to respond fully to any inquiries of the Company's new audit firm, M&K, relating to its engagement as the Company's independent accountant. The Company has requested that TJA review the disclosure contained in this Report and TJA has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.  The Company will file such letter with the Securities and Exchange Commission (the "Commission") as an exhibit to an amendment to this Current Report on Form 8-K/A within two days of receiving it but no later than ten days after the filing of this Report.

The Company has not previously consulted with M&K regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2008 and December 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with TJA ceased. M&K has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). M&K has elected not furnish a letter to the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009		Vinyl Products, Inc.

	By:	/s/ Gordon Knot
	Name:	Gordon Knot
	Title:	President